Exhibit 99.1

Press Release Source: Sino Clean Energy, Inc. On Friday April 9, 2010, 10:05 am EDT

In the news release, "Sino Clean Energy, Inc. Announces Record 2009 Financial Results; Increases Full Year 2010 Guidance" issued today by Sino Clean Energy, Inc. (OTC Bulletin Board:SCLX.ob - News) over PR Newswire Asia, we are advised by the Company that, in the 3rd sentence of the 11th paragraph, beginning "We are pleased...", "1,550,000 metric tons" was supposed to read "1,050,000 metric tons". This reference also occurred in the "Financial Outlook for 2010" section, where, again "1,550,000 metric tons" was supposed to read "1,050,000 metric tons". Full correct release follows:

Sino Clean Energy, Inc. Announces Record 2009 Financial Results; Increases Full Year 2010 Guidance

      XI'AN, China, April 9 /PRNewswire-Asia-FirstCall/ --

      -     Company exceeded revenue and net income guidance for full-year 2009
      - Full-year 2009 revenue increased 222.8% to $46.0 million; adjusted net income increased 173.9% to $11.0 million, with adjusted EPS of $0.11
      - Company increased full-year 2010 revenue and net income guidance to $105 million and $25.0 million, respectively
      - Management to host Earnings Conference Call on Friday, April 9, 2010 at 10:00 a.m. EDT

Sino Clean Energy, Inc. (OTC Bulletin Board: SCLX; "Sino Clean Energy," or the "Company"), a leading producer and distributor of coal-water slurry fuel ("CWSF") in the People's Republic of China ("China"), today announced the Company's financial results for the year ended December 31, 2009, and increased revenue and net income guidance for the full-year 2010.

Full-year 2009 Results (USD)

(years ended December 31,2009)              2009              2008        CHANGE
Revenue                            $46.0 million     $14.3 million       +222.8%
Gross Profit                       $17.1 million      $5.0 million       +242.7%
GAAP Net Income (Loss)            ($34.8 million)     $3.4 million            --
Adjusted Net Income                $11.0 million*     $4.0 million**     +173.9%
GAAP EPS (Basic and Diluted)              ($0.36)            $0.03            --
Adjusted EPS (Basic and
 Diluted)                                  $0.11*            $0.03**     +266.7%

* Excludes non-cash charges of $12.8 million related to the changes in fair value of warrants and embedded beneficial conversion feature, $25.0 million from the stock-based cost of the Company's private placement in July 2009, and $11.1 million related to the shares of common stock placed in escrow in connection with the Company's September 2008 financing.

**Excludes a non-cash charge of $0.7 million in Q4 2008 related to the shares of common stock placed in escrow in connection with the Company's September 2008 financing.

Please note: For more information about the non-GAAP financial measures contained in this press release, please see "About Non-GAAP Financial Measures" below.

Full-year 2009 Financial Results

Revenue - Revenue for the year ended December 31, 2009 increased 222.8% to $46.0 million from $14.3 million in the year ended December 31, 2008. The significant increase is primarily attributable to increased production resulting from the addition in 2009 of a two new production lines, which led to an increase in sales from new and existing customers. The Company's annual production capacity at year-end 2009 was 650,000 metric tons following the commencement of the two new CWSF production lines, which increased annual output capacity by 550,000 metric tons. As of December 31, 2009, Sino Clean Energy had 30 customers under CWSF supply agreements totaling approximately 600,000 metric tons per year, compared to 27 customers totaling approximately 400,000 metric tons of CWSF per year at December 31, 2008.

Cost of Goods Sold - Cost of Goods Sold was $28.9 million for the year ended December 31, 2009, compared to $9.3 million for the year ended December 31, 2008, representing an increase of 212.1%. The increase in cost of goods sold is approximately proportional with the increase in sales.

Gross Profit and Gross Profit Margin -- Gross profit increased 242.7% to $17.1 million in 2009 from $5.0 million in 2008, as gross profit margin improved to 37.1% in 2009 from 35.0% in 2008 as a result of better pricing for CWSF. As a result of the new production line added in 2009, depreciation of plant and machinery for 2009 was $1.5 million as compared to $0.3 million in 2008.

Operating Expenses -- Operating expenses for the year ended December 31, 2009 were approximately $2.9 million, up 414.5% from $0.6 million for the year ended December 31, 2008. Selling expenses totaled $1.1 million for 2009, as compared to approximately $13,000 for 2008. The increase was mainly in transportation cost which amounted to $1.1 million due to the growth of the Company's business in 2009. General and administrative expenses totaled $1.8 million for 2009, as compared to $0.6 million for 2008, an increase of 223.7% due primarily to the expansion of the Company's operations.

Income from Operations -- Income from operations in 2009 increased 220.6% to $14.2 million from $4.4 million in 2008, with operating margins of 30.8% compared to 31.0% in the respective periods.

Net Income -- For the year ended December 31, 2009, the Company reported a net loss of $34.8 million compared to net income of $3.0 million for the year ended December 31, 2008, with a corresponding net loss per share of $0.36 compared to net income per share of $0.03 based on 97.9 million and 88.2 million shares, respectively. The decrease in net income is primarily attributable to incurrence of stock-based cost of the Company's private placement in July 2009, changes in the fair value and extinguishment of certain derivative liabilities, and expenses related to the shares of common stock held by the Company's Chief Executive Officer and placed in escrow in connection with the Company's September 2008 financing transaction. Results for 2008 included expenses related to the shares of common stock held by the Company's Chief Executive Officer and placed in escrow in connection with the Company's September 2008 financing transaction. Excluding these items, adjusted net income for 2009 and 2008 would have been $11.0 million and $4.0 million, respectively, with corresponding adjusted net income per share of $0.11 and $0.03 based on 97.9 million and 88.2 million shares, respectively. (See "Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income" table below.)

"We are pleased to have exceeded both revenue and net income guidance for 2009, and expect sales of our coal water slurry fuel to continue to increase during 2010 due to our increased production capacity, expanded customer base, current order rates and growing demand for clean energy in China," stated Baowen Ren, Chairman of Sino Clean Energy. "Our total production capacity today is 850,000 metric tons following the recent addition of 200,000 metric tons at our existing facility located in Tongchuan, Shaanxi province. Currently, we have 35 customers under CWSF supply agreements totaling approximately 800,000 metric tons per year. We are negotiating with 15 potential customers for supply agreements which could represent up to 500,000 metric tons of CWSF and plan to expand our production capacity to 1,050,000 metric tons by the end of 2010. The CWSF market continues to expand due to growing customer demand for clean and efficient sources of energy and the government's mandate for reduced emissions through improved utilization of coal. We believe that CWSF is an ideal alternative for addressing China's pollution problem while meeting its growing energy requirements. CWSF increases burning efficiency and reduces air pollution, coal consumption and coal material costs for end users while generating attractive gross profit margins for energy producers. As a result, we believe we are well-positioned to further gain market share as a leading producer of CWSF in China."

Liquidity and Capital Resources

Cash and cash equivalents were $18.3 million at December 31, 2009 compared to $3.9 million at December 31, 2008. For 2009, the Company generated $9.7 million in net cash flow from operations, compared to $4.7 million in 2008. The Company had working capital of $7.7 million at December 31, 2009 and a current ratio of ..37-to-1. Inventories were $0.9 million and the accounts receivable balance was $3.7 million at December 31, 2009, compared to approximately $45,000 and $0.9 million respectively at December 31, 2008. The annualized days sales outstanding for the fourth quarter of 2009 were 31 days.

Financial Outlook for 2010

For the year ending December 31, 2010, management increased guidance and now expects revenues of at least $105 million in revenues and adjusted net income of at least $25 million, representing an increase of approximately 128.3% and 127.3% compared to 2009 revenues and adjusted net income, respectively. This guidance assumes total sales volume of 850,000 metric tons of CWSF in 2010. The Company expects to end 2010 with 1,050,000 metric tons of total CWSF production capacity.

Government Support in China

China is the world's largest producer and consumer of coal and is also one of the world's leading emitters of greenhouse gas (GHG). Approximately 70% of China's energy comes from coal, the greatest part of which is burned in older, inefficient power plants that are primary contributors to GHG. To address environmental concerns from the use of coal, the Chinese central government formulated the "9th Five-Year Plan for Clean Coal Technology in China and a Development Program to 2010" in 1995, which emphasized the need to strengthen research and development of clean coal technologies and to promote commercialization of proven clean coal technologies including CWSF. The China State Environmental Protection Agency (SEPA) states that over $190 billion will be spent by industrial companies for environmental cleanup as part of the 11th Five Year Plan (2006-2010).

Conference Call

The conference call will take place at 10:00 a.m. ET on Friday, April 9, 2010. Interested participants should call 1-877-941-4774 when calling within the United States or 1-480-629-9760 when calling internationally.

A playback will be available through April 16, 2010. To listen, please call 1-800-406-7325 within the United States or 1-303-590-3030 when calling internationally. Utilize the pass code 4281232 for the replay.

This call is being webcast by ViaVid Broadcasting and can be accessed by clicking on this link http://viavid.net/dce.aspx?sid=0000731E, or visiting ViaVid's website at http://www.viavid.net, where the webcast can be accessed through April 16, 2010.

About Sino Clean Energy

Sino Clean Energy is a U.S. publicly traded company and a China-based producer and distributor of coal-water slurry fuel ("CWSF"). With locations in Shaanxi Province and Liaoning Province, Sino Clean Energy is the largest CWSF producer in Northwestern China with 850,000 metric tons of total annual capacity. For more information about Sino Clean Energy, please visit http://www.sinocei.net/ .

About Non-GAAP Financial Measures

The following table excludes from net income (loss) certain items related to the cost of escrow shares put in escrow by the Company's chairman as a guarantee on the issuance of Sino Clean Energy's convertible notes, the cost related to the issuance of the Company's private placement (primarily related to the fair value of the derivatives created upon issuance related to the conversion feature of the notes and the fair value of the warrants issued to the convertible note holders), the change in fair value of these derivatives during the period as well as the extinguishment of a portion of the derivative upon conversion of the notes, and amortization of the valuation discount recorded as interest expense relating to these convertible notes. The Company believes that these non-GAAP financial measures are useful to investors because they exclude non-cash charges that management excludes when it internally evaluates the performance of the Company's business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of Sino Clean Energy. Accordingly, management excludes these items when making operational decisions. The Company believes that providing to its investors the non-GAAP measures that management uses is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand the Company's financial performance in comparison to historical periods. In addition, it allows investors to evaluate the Company's performance using the same methodology and information as that used by our management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, our management compensates for these limitations by providing the relevant disclosure of the items excluded.

         Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

                                                        2009              2008
GAAP Net (loss) income                              $(34,736,689)     $  3,351,454

Non-GAAP adjustment
  Expense related to escrow shares                    11,125,071           676,466
  Extinguishment of derivative liability              (7,046,556)                0
  Change in fair value of warrants and embedded       12,770,113                 0
   conversion feature
 Cost of private placement                            24,977,114                 0
 Amortization of notes discount                        3,942,185                 0

Adjusted Net income                                 $ 11,031,238      $  4,027,920

Safe Harbor Statement

This press release contains certain "forward-looking statements," as defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate and the actual results and future events could differ materially from management's current expectations. Such factors include, but are not limited to uncertainties in product demand, the impact of competitive products and pricing, our ability to obtain regulatory approvals, changing economic conditions around the world, release and sales of new products and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information please contact:

Company:

Ming Lee
Assistant to the Chairman
Tel: +86-29-8406-7376 (China)
Email: marin_lm@163.com

Investor Relations:

HC International, Inc.
Ted Haberfield, Executive VP
Tel: +1-760-755-2716
Email: thaberfield@hcinternational.net
Web: http://www.hcinternational.net

                             FINANCIAL TABLES FOLLOW

                     Sino Clean Energy Inc. and Subsidiaries
                           Consolidated Balance Sheets
                       (Amounts expressed in U.S. Dollars)

                 ASSETS
                                      Pro Forma
                                     December 31,      December 31,      December 31,
                                         2009              2009              2008
                                     (Unaudited)
Current assets
 Cash and cash equivalents           $ 18,302,558      $ 18,302,558      $  3,914,306
 Accounts receivable, net               3,655,473         3,655,473           899,629
 Inventories                              892,609           892,609            45,068
 Prepaid inventories                    5,453,095         5,453,095         1,996,584
 Prepaid expenses                         259,627           259,627            86,958
 Refundable advance                            --                --           731,861
 Government grant receivable                   --                --           146,314
 Other receivables                         65,584            65,584            16,986
 Tax recoverable                          138,495           138,495                --
 Prepaid land use right -
  current portion                          38,739            38,739            38,703

 Total current assets                  28,806,180        28,806,180         7,876,409

 Property, plant and
  equipment, net                       12,557,691        12,557,691         9,394,416
 Land use right - non
  current portion                       1,778,562         1,778,562         1,804,277
 Prepayments and deposits                 729,328           729,328           994,395
 Goodwill                                 762,018           762,018           762,018
 Deferred debt issuance cost                   --                --           274,278

 Total assets                        $ 44,633,779      $ 44,633,779      $ 21,105,793

 LIABILITIES AND SHAREHOLDERS'
  EQUITY (DEFICIENCY)

Current liabilities
 Convertible notes net
  of discount                        $         --      $         --      $    383,490
 Accounts payable and
  accrued expenses                      2,672,211         2,672,211         1,004,999
 Taxes payable                          1,577,249         1,577,249           305,903
 Amount due to directors                   73,466            73,466           465,049
 Derivative liabilities                16,752,858        16,752,858                --

Total current liabilities              21,075,784        21,075,784         2,159,441

Convertible notes, net of
 discount                                      --         1,615,025                --
Derivative liabilities                         --        28,404,181                --

Total liabilities                      21,075,784        51,094,990         2,159,441

Commitments and Contingencies

Shareholders' Equity Deficiency)
 Preferred stock, $0.001 par
  value, 50,000,000 shares
  authorized, none issued and
  outstanding                                  --                --                --
 Common stock, $0.001 par
  value, 300,000,000 shares
  authorized, 108,498,625
  and 92,181,750 issued
  and outstanding as of
  December 31, 2009 and 2008
  respectively, and
  162,272,309 as of
  December 31, 2009 on
  proforma basis                          162,273           108,499            92,182
 Additional paid-in capital            35,498,381        25,335,155        12,696,549
(Accumulated deficit)
 Retained earnings                    (16,000,781)      (35,802,987)        3,686,087
 Statutory reserves                     1,758,553         1,758,553           348,309
 Accumulated other
  comprehensive income                  2,139,569         2,139,569         2,123,225

Total shareholders' equity
 (Deficiency)                          23,557,995        (6,461,211)       18,946,352

Total liabilities and
 shareholders' equity                $ 44,633,779      $ 44,633,779      $ 21,105,793

As of December 31, 2009, the Company had outstanding $10,217,000 of its 10% Senior Secured Convertible Notes. Subsequent to December 31, 2009, and by March 5, 2010, all the convertible notes holders converted these notes into 53,773,684 shares of common stock of the Company pursuant to the original Securities Purchase Agreement and Form of Note. As of December 31, 2009, the Company had reflected a valuation discount of $8,601,975 against these convertible notes payable, and had recorded a derivative liability of $28,404,181 relating to the fair value of the conversion feature of these notes. The unamortized portion of the valuation discount will be treated as additional interest expense on the date of conversion, and the fair value of the derivative liability will be recognized as a gain on extinguishment on the date of conversion. The effects of the above conversion and extinguishment of the derivative liability on the recorded assets, liabilities and shareholders equity of the Company as if the conversion had occurred on December 31, 2009 are reflected in the "pro forma" column in the accompanying balance sheet.

                     Sino Clean Energy Inc. and Subsidiaries
   Consolidated Statements of Operations and Other Comprehensive Income (Loss)
                 For the years ended December 31, 2009 and 2008
                       (Amounts expressed in U.S. Dollars)

                                         Years Ended December 31,
                                          2009              2008

Revenue                               $ 46,012,353      $ 14,253,989

Cost of goods sold                     (28,922,846)       (9,266,832)

Gross profit                            17,089,507         4,987,157

Selling expenses                         1,125,884            13,128
General and administrative
 expenses                                1,796,032           554,766

Income from operations                  14,167,591         4,419,263

Other income (expenses)
 Interest expense                       (4,937,441)         (566,752)
 Expense related to escrow shares      (11,125,071)         (676,466)
 Rental income, net of outgoings                --            78,691
 Interest income                            43,285            27,397
 Extinguishment of derivative
  liability                              7,046,556                --
 Change in fair value of
  derivative liabilities               (12,770,113)               --
 Cost of private placement             (24,977,114)               --
 Sundry income (expenses)                  (29,293)               --
 Gain on disposal of property                   --            33,069
 Government grant                               --           141,501

Total other income (expenses)          (46,749,191)         (962,560)

(Loss) Income before provision
 for income taxes                      (32,581,600)        3,456,703

Provision for income taxes               2,243,088           105,249

Net (loss) income                      (34,824,688)        3,351,454

Net income allocated to non-
 controlling interest                           --          (351,849)

Net (loss) income allocated to
Sino Clean Energy, Inc.                (34,824,688)        2,999,605

Other comprehensive (loss) income
 Foreign currency translation
  adjustment                                16,344           962,127

Comprehensive (loss) income           $(34,808,344)     $  3,961,732

Weight average number of shares
 -Basic                                 97,929,217        87,169,614
 -Diluted                               97,929,217        88,162,076

(Loss) Income per common share
 - Basic                              $      (0.36)     $       0.03
 - Diluted                            $      (0.36)     $       0.03

                    Sino-Clean Energy, Inc. and Subsidiaries
     Consolidated Statements of Changes in Shareholders' Equity (Deficiency)
                 For the years ended December 31, 2009 and 2008

                                                                  Additional
                                        Common Stock                paid-in         Statutory
                                   Share           Amount           capital          reserve
Balance, January 1, 2008         84,681,750     $     84,682     $  9,153,174      $    348,309
Fair value of shares
 issued for acquisition
 of minority interest             7,500,000            7,500        1,492,500                --
Fair value of warrant
 issued for debt
 issuance fee                            --               --           30,759                --
Fair value of warrant
 issued with
 convertible notes                       --               --        1,335,650                --
Expense related to
 escrow shares                           --               --          676,466                --
Fair value of vested
 stock options                           --               --            8,000                --
Foreign currency
 translation gain                        --               --               --                --
Net income                               --               --               --                --

Balance, December
 31, 2008                        92,181,750           92,182       12,696,549           348,309

Reclassification of
 warrants and conversion
 feature to derivative
 liability                               --               --       (1,335,650)               --
Balance, January 1, 2009
 as adjusted                     92,181,750           92,182       11,360,899           348,309
Fair value of shares
 issued for service               2,333,000            2,333          452,602                --
Common stock issued upon
 conversion of convertible
 notes and accrued
 interest                        13,983,875           13,984        2,396,583                --
Expense related to
 escrow shares                           --               --       11,125,071                --
Net loss                                 --               --               --         1,410,244
Foreign currency
 translation gain                        --               --               --                --

Balance, December
 31, 2009                       108,498,625     $    108,499     $ 25,335,155      $  1,758,553

                    Sino-Clean Energy, Inc. and Subsidiaries
     Consolidated Statements of Changes in Shareholders' Equity (Deficiency)
                 For the years ended December 31, 2009 and 2008

                                                          Accumulated
                                                             other
                                         Retained        comprehensive
                                         earnings           income            Total
Balance, January 1, 2008               $    686,482      $  1,161,098     $ 11,433,745
Fair value of shares issued
 for acquisition of
 minority interest                               --                --        1,500,000
Fair value of warrant issued
 for debt issuance fee                           --                --           30,759
Fair value of warrant issued
 with convertible notes                          --                --        1,335,650
Expense related to escrow shares                 --                --          676,466
Fair value of vested stock options               --                --            8,000
Foreign currency translation gain                --           962,127          962,127
Net income                                2,999,605                --        2,999,605

Balance, December 31, 2008                3,686,087         2,123,225       18,946,352

Reclassification of warrants
 and conversion feature to
 derivative liability                    (3,254,142)               --       (4,589,792)
Balance, January 1, 2009
 as adjusted                                431,945         2,123,225       14,356,560
Fair value of shares issued
 for service                                     --                --          454,935
Common stock issued upon
 conversion of convertible
 notes and accrued interest                      --                --        2,410,567
Expense related to escrow shares                 --                --       11,125,071
Net loss                                (36,234,932)               --      (34,824,688)
Foreign currency
 translation gain                                --            16,344           16,344

Balance, December 31, 2009             $(35,802,987)     $  2,139,569     $ (6,461,211)

                     Sino Clean Energy Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows
                 For the years ended December 31, 2009 and 2008
                       (Amounts expressed in U.S. Dollars)

                                                    Year ended December 31,
                                                     2009              2008
Cash flows from operating activities:
 Net income (loss)                               $(34,824,688)     $  3,351,454
 Adjustments to reconcile net income (loss)
  to cash provided by operating activities:
 Depreciation & amortization                        1,530,238           253,826
 Amortization of discount on
  convertible notes                                 3,942,185           383,490
 Amortization of deferred debt
  issuance costs                                      274,278           114,234
 Fair value of vested stock options                        --             8,000
 Gain on sale of leasehold                                 --           (33,069)
 Fair value of shares issued for services             454,935                --
 Expense related to escrow shares                  11,125,071           676,466
 Cost of private placement                         24,977,114                --
 Change in fair value of
  derivative liabilities                           12,770,113
 Extinguishment of derivative liability            (7,046,556)               --
 Change in operating assets and liabilities:
 Accounts receivable                               (2,755,844)          233,367
 Receipt of government grants                         146,314           264,686
 Inventories                                         (847,541)           (1,282)
 Prepaid inventories                               (3,456,511)               --
 Prepaid expenses                                    (172,669)       (1,059,963)
 Refundable advance                                   731,861                --
 Other receivables                                    (48,598)          154,861
 Tax recoverable                                     (138,495)               --
 Accounts payable and accrued expenses              1,759,335            27,822
 Taxes payable                                      1,271,346           161,226
 Assets on discontinued operation
   Other receivables                                       --           141,795
 Net cash provided by operating activities          9,691,888         4,676,913

Cash flows from investing activities:
 Prepayments and deposits                             265,067                --
 Proceeds from sale of leasehold                           --         1,024,465
 Purchase of property, plant and equipment         (4,654,910)       (6,225,019)
 Net cash used in investing activities             (4,389,843)       (5,200,554)

Cash flows from financing activities:
 Repayment of amount due to a director               (391,583)               --
 Repayment from a director                                 --           370,478
 Advance from a director                                   --            70,000
 Deferred debt issuance costs                              --          (357,753)
 Proceeds from issuance of convertible notes        9,874,370         1,335,650
 Payment of convertible notes                        (400,000)               --
 Net cash provided by financing activities          9,082,787         1,418,375

 Effect of foreign currency translation                 3,420           187,440

Net increase (decrease) in cash
 and cash equivalents                              14,388,252         1,082,174

 Cash and cash equivalents,
  beginning of year                                 3,914,306         2,832,132

 Cash and cash equivalents, end of year          $ 18,302,558      $  3,914,306

Supplemental Disclosure Information
 Interest paid                                   $    640,406      $         --
 Income taxes paid                                  1,161,346            24,760
 Supplemental non-cash investing
  and financing activities
 Conversion of convertible notes and
  accrued interest into common stock                2,410,567                --
 Allocation of derivative liability
  to note discount                                 11,592,000                --
 Cumulative effect of change in accounting
  principle upon adoption of new accounting
  pronouncement on January 1,2009,
  reclassification of warrants and conversion
  feature to derivative liability                   4,589,792                --
 Fair value of warrants and beneficial
  conversion feature related to issuance
  of convertible notes                                     --         1,335,650
 Fair value of warrant issued for
  debt issuance fee                                        --            30,759
 Issuance of common stock for
   minority interest                                       --         1,500,000

Sino Clean Energy, Inc. Announces Record 2009 Financial Results; Increases Full Year 2010 Guidance

      XI'AN, China, April 9 /PRNewswire-Asia-FirstCall/ --

      -     Company exceeded revenue and net income guidance for full-year 2009
      - Full-year 2009 revenue increased 222.8% to $46.0 million; adjusted net income increased 173.9% to $11.0 million, with adjusted EPS of $0.11
      - Company increased full-year 2010 revenue and net income guidance to $105 million and $25.0 million, respectively
      - Management to host Earnings Conference Call on Friday, April 9, 2010 at 10:00 a.m. EDT

Sino Clean Energy, Inc. (OTC Bulletin Board: SCLX; "Sino Clean Energy," or the "Company"), a leading producer and distributor of coal-water slurry fuel ("CWSF") in the People's Republic of China ("China"), today announced the Company's financial results for the year ended December 31, 2009, and increased revenue and net income guidance for the full-year 2010.

    Full-year 2009 Results (USD)

(years ended December 31,2009)            2009            2008        CHANGE
Revenue                          $46.0 million   $14.3 million       +222.8%
Gross Profit                     $17.1 million    $5.0 million       +242.7%
GAAP Net Income (Loss)          ($34.8 million)   $3.4 million            --
Adjusted Net Income              $11.0 million*   $4.0 million**     +173.9%
GAAP EPS (Basic and Diluted)            ($0.36)          $0.03            --
Adjusted EPS (Basic and
 Diluted)                                $0.11*          $0.03**     +266.7%

* Excludes non-cash charges of $12.8 million related to the changes in fair value of warrants and embedded beneficial conversion feature, $25.0 million from the stock-based cost of the Company's private placement in July 2009, and $11.1 million related to the shares of common stock placed in escrow in connection with the Company's September 2008 financing.

**Excludes a non-cash charge of $0.7 million in Q4 2008 related to the shares of common stock placed in escrow in connection with the Company's September 2008 financing.

Please note: For more information about the non-GAAP financial measures contained in this press release, please see "About Non-GAAP Financial Measures" below.

Full-year 2009 Financial Results

Revenue - Revenue for the year ended December 31, 2009 increased 222.8% to $46.0 million from $14.3 million in the year ended December 31, 2008. The significant increase is primarily attributable to increased production resulting from the addition in 2009 of a two new production lines, which led to an increase in sales from new and existing customers. The Company's annual production capacity at year-end 2009 was 650,000 metric tons following the commencement of the two new CWSF production lines, which increased annual output capacity by 550,000 metric tons. As of December 31, 2009, Sino Clean Energy had 30 customers under CWSF supply agreements totaling approximately 600,000 metric tons per year, compared to 27 customers totaling approximately 400,000 metric tons of CWSF per year at December 31, 2008.

Cost of Goods Sold - Cost of Goods Sold was $28.9 million for the year ended December 31, 2009, compared to $9.3 million for the year ended December 31, 2008, representing an increase of 212.1%. The increase in cost of goods sold is approximately proportional with the increase in sales.

Gross Profit and Gross Profit Margin -- Gross profit increased 242.7% to $17.1 million in 2009 from $5.0 million in 2008, as gross profit margin improved to 37.1% in 2009 from 35.0% in 2008 as a result of better pricing for CWSF. As a result of the new production line added in 2009, depreciation of plant and machinery for 2009 was $1.5 million as compared to $0.3 million in 2008.

Operating Expenses -- Operating expenses for the year ended December 31, 2009 were approximately $2.9 million, up 414.5% from $0.6 million for the year ended December 31, 2008. Selling expenses totaled $1.1 million for 2009, as compared to approximately $13,000 for 2008. The increase was mainly in transportation cost which amounted to $1.1 million due to the growth of the Company's business in 2009. General and administrative expenses totaled $1.8 million for 2009, as compared to $0.6 million for 2008, an increase of 223.7% due primarily to the expansion of the Company's operations.

Income from Operations -- Income from operations in 2009 increased 220.6% to $14.2 million from $4.4 million in 2008, with operating margins of 30.8% compared to 31.0% in the respective periods.

Net Income -- For the year ended December 31, 2009, the Company reported a net loss of $34.8 million compared to net income of $3.0 million for the year ended December 31, 2008, with a corresponding net loss per share of $0.36 compared to net income per share of $0.03 based on 97.9 million and 88.2 million shares, respectively. The decrease in net income is primarily attributable to incurrence of stock-based cost of the Company's private placement in July 2009, changes in the fair value and extinguishment of certain derivative liabilities, and expenses related to the shares of common stock held by the Company's Chief Executive Officer and placed in escrow in connection with the Company's September 2008 financing transaction. Results for 2008 included expenses related to the shares of common stock held by the Company's Chief Executive Officer and placed in escrow in connection with the Company's September 2008 financing transaction. Excluding these items, adjusted net income for 2009 and 2008 would have been $11.0 million and $4.0 million, respectively, with corresponding adjusted net income per share of $0.11 and $0.03 based on 97.9 million and 88.2 million shares, respectively. (See "Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income" table below.)

"We are pleased to have exceeded both revenue and net income guidance for 2009, and expect sales of our coal water slurry fuel to continue to increase during 2010 due to our increased production capacity, expanded customer base, current order rates and growing demand for clean energy in China," stated Baowen Ren, Chairman of Sino Clean Energy. "Our total production capacity today is 850,000 metric tons following the recent addition of 200,000 metric tons at our existing facility located in Tongchuan, Shaanxi province. Currently, we have 35 customers under CWSF supply agreements totaling approximately 800,000 metric tons per year. We are negotiating with 15 potential customers for supply agreements which could represent up to 500,000 metric tons of CWSF and plan to expand our production capacity to 1,550,000 metric tons by the end of 2010. The CWSF market continues to expand due to growing customer demand for clean and efficient sources of energy and the government's mandate for reduced emissions through improved utilization of coal. We believe that CWSF is an ideal alternative for addressing China's pollution problem while meeting its growing energy requirements. CWSF increases burning efficiency and reduces air pollution, coal consumption and coal material costs for end users while generating attractive gross profit margins for energy producers. As a result, we believe we are well-positioned to further gain market share as a leading producer of CWSF in China."

Liquidity and Capital Resources

Cash and cash equivalents were $18.3 million at December 31, 2009 compared to $3.9 million at December 31, 2008. For 2009, the Company generated $9.7 million in net cash flow from operations, compared to $4.7 million in 2008. The Company had working capital of $7.7 million at December 31, 2009 and a current ratio of ..37-to-1. Inventories were $0.9 million and the accounts receivable balance was $3.7 million at December 31, 2009, compared to approximately $45,000 and $0.9 million respectively at December 31, 2008. The annualized days sales outstanding for the fourth quarter of 2009 were 31 days.

Financial Outlook for 2010

For the year ending December 31, 2010, management increased guidance and now expects revenues of at least $105 million in revenues and adjusted net income of at least $25 million, representing an increase of approximately 128.3% and 127.3% compared to 2009 revenues and adjusted net income, respectively. This guidance assumes total sales volume of 850,000 metric tons of CWSF in 2010. The Company expects to end 2010 with 1,550,000 metric tons of total CWSF production capacity.

Government Support in China

China is the world's largest producer and consumer of coal and is also one of the world's leading emitters of greenhouse gas (GHG). Approximately 70% of China's energy comes from coal, the greatest part of which is burned in older, inefficient power plants that are primary contributors to GHG. To address environmental concerns from the use of coal, the Chinese central government formulated the "9th Five-Year Plan for Clean Coal Technology in China and a Development Program to 2010" in 1995, which emphasized the need to strengthen research and development of clean coal technologies and to promote commercialization of proven clean coal technologies including CWSF. The China State Environmental Protection Agency (SEPA) states that over $190 billion will be spent by industrial companies for environmental cleanup as part of the 11th Five Year Plan (2006-2010).

Conference Call

The conference call will take place at 10:00 a.m. ET on Friday, April 9, 2010. Interested participants should call 1-877-941-4774 when calling within the United States or 1-480-629-9760 when calling internationally.

A playback will be available through April 16, 2010. To listen, please call 1-800-406-7325 within the United States or 1-303-590-3030 when calling internationally. Utilize the pass code 4281232 for the replay.

This call is being webcast by ViaVid Broadcasting and can be accessed by clicking on this link http://viavid.net/dce.aspx?sid=0000731E, or visiting ViaVid's website at http://www.viavid.net, where the webcast can be accessed through April 16, 2010.

About Sino Clean Energy

Sino Clean Energy is a U.S. publicly traded company and a China-based producer and distributor of coal-water slurry fuel ("CWSF"). With locations in Shaanxi Province and Liaoning Province, Sino Clean Energy is the largest CWSF producer in Northwestern China with 850,000 metric tons of total annual capacity. For more information about Sino Clean Energy, please visit http://www.sinocei.net/ .

About Non-GAAP Financial Measures

The following table excludes from net income (loss) certain items related to the cost of escrow shares put in escrow by the Company's chairman as a guarantee on the issuance of Sino Clean Energy's convertible notes, the cost related to the issuance of the Company's private placement (primarily related to the fair value of the derivatives created upon issuance related to the conversion feature of the notes and the fair value of the warrants issued to the convertible note holders), the change in fair value of these derivatives during the period as well as the extinguishment of a portion of the derivative upon conversion of the notes, and amortization of the valuation discount recorded as interest expense relating to these convertible notes. The Company believes that these non-GAAP financial measures are useful to investors because they exclude non-cash charges that management excludes when it internally evaluates the performance of the Company's business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of Sino Clean Energy. Accordingly, management excludes these items when making operational decisions. The Company believes that providing to its investors the non-GAAP measures that management uses is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand the Company's financial performance in comparison to historical periods. In addition, it allows investors to evaluate the Company's performance using the same methodology and information as that used by our management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, our management compensates for these limitations by providing the relevant disclosure of the items excluded.

         Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

                                                         2009              2008
GAAP Net (loss) income                              $(34,736,689)     $  3,351,454

Non-GAAP adjustment
  Expense related to escrow shares                    11,125,071           676,466
  Extinguishment of derivative liability              (7,046,556)                0
  Change in fair value of warrants and embedded       12,770,113                 0
   conversion feature
 Cost of private placement                            24,977,114                 0
 Amortization of notes discount                        3,942,185                 0

Adjusted Net income                                 $ 11,031,238      $  4,027,920

Safe Harbor Statement

This press release contains certain "forward-looking statements," as defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate and the actual results and future events could differ materially from management's current expectations. Such factors include, but are not limited to uncertainties in product demand, the impact of competitive products and pricing, our ability to obtain regulatory approvals, changing economic conditions around the world, release and sales of new products and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information please contact:

Company:

Ming Lee
Assistant to the Chairman
Tel: +86-29-8406-7376 (China)
Email: marin_lm@163.com

Investor Relations:

HC International, Inc.
Ted Haberfield, Executive VP
Tel: +1-760-755-2716
Email: thaberfield@hcinternational.net
Web: http://www.hcinternational.net

                             FINANCIAL TABLES FOLLOW

                     Sino Clean Energy Inc. and Subsidiaries
                           Consolidated Balance Sheets
                       (Amounts expressed in U.S. Dollars)

                   ASSETS
                                      Pro Forma
                                     December 31,      December 31,      December 31,
                                         2009              2009              2008
                                     (Unaudited)
Current assets
 Cash and cash equivalents           $ 18,302,558      $ 18,302,558      $  3,914,306
 Accounts receivable, net               3,655,473         3,655,473           899,629
 Inventories                              892,609           892,609            45,068
 Prepaid inventories                    5,453,095         5,453,095         1,996,584
 Prepaid expenses                         259,627           259,627            86,958
 Refundable advance                            --                --           731,861
 Government grant receivable                   --                --           146,314
 Other receivables                         65,584            65,584            16,986
 Tax recoverable                          138,495           138,495                --
 Prepaid land use right -
  current portion                          38,739            38,739            38,703

 Total current assets                  28,806,180        28,806,180         7,876,409

 Property, plant and
  equipment, net                       12,557,691        12,557,691         9,394,416
 Land use right - non
  current portion                       1,778,562         1,778,562         1,804,277
 Prepayments and deposits                 729,328           729,328           994,395
 Goodwill                                 762,018           762,018           762,018
 Deferred debt issuance cost                   --                --           274,278

 Total assets                        $ 44,633,779      $ 44,633,779      $ 21,105,793

 LIABILITIES AND SHAREHOLDERS'
  EQUITY (DEFICIENCY)

Current liabilities
 Convertible notes net
  of discount                        $         --      $         --      $    383,490
 Accounts payable and
  accrued expenses                      2,672,211         2,672,211         1,004,999
 Taxes payable                          1,577,249         1,577,249           305,903
 Amount due to directors                   73,466            73,466           465,049
 Derivative liabilities                16,752,858        16,752,858                --

Total current liabilities              21,075,784        21,075,784         2,159,441

Convertible notes, net of
 discount                                      --         1,615,025                --
Derivative liabilities                         --        28,404,181                --

Total liabilities                      21,075,784        51,094,990         2,159,441

Commitments and Contingencies

Shareholders' Equity Deficiency)
 Preferred stock, $0.001 par
  value, 50,000,000 shares
  authorized, none issued and
  outstanding                                  --                --                --
 Common stock, $0.001 par
  value, 300,000,000 shares
  authorized, 108,498,625 and
  92,181,750 issued and
  outstanding as of
  December 31, 2009 and 2008
  respectively, and 162,272,309
  as of December 31, 2009 on
  proforma basis                          162,273           108,499            92,182
 Additional paid-in capital            35,498,381        25,335,155        12,696,549
(Accumulated deficit)
 Retained earnings                    (16,000,781)      (35,802,987)        3,686,087
 Statutory reserves                     1,758,553         1,758,553           348,309
 Accumulated other
  comprehensive income                  2,139,569         2,139,569         2,123,225

Total shareholders' equity
 (Deficiency)                          23,557,995        (6,461,211)       18,946,352

Total liabilities and
 shareholders' equity                $ 44,633,779      $ 44,633,779      $ 21,105,793

As of December 31, 2009, the Company had outstanding $10,217,000 of its 10% Senior Secured Convertible Notes. Subsequent to December 31, 2009, and by March 5, 2010, all the convertible notes holders converted these notes into 53,773,684 shares of common stock of the Company pursuant to the original Securities Purchase Agreement and Form of Note. As of December 31, 2009, the Company had reflected a valuation discount of $8,601,975 against these convertible notes payable, and had recorded a derivative liability of $28,404,181 relating to the fair value of the conversion feature of these notes. The unamortized portion of the valuation discount will be treated as additional interest expense on the date of conversion, and the fair value of the derivative liability will be recognized as a gain on extinguishment on the date of conversion. The effects of the above conversion and extinguishment of the derivative liability on the recorded assets, liabilities and shareholders equity of the Company as if the conversion had occurred on December 31, 2009 are reflected in the "pro forma" column in the accompanying balance sheet.

                     Sino Clean Energy Inc. and Subsidiaries
   Consolidated Statements of Operations and Other Comprehensive Income (Loss)
                 For the years ended December 31, 2009 and 2008
                       (Amounts expressed in U.S. Dollars)

                                         Years Ended December 31,
                                          2009              2008

Revenue                               $ 46,012,353      $ 14,253,989

Cost of goods sold                     (28,922,846)       (9,266,832)

Gross profit                            17,089,507         4,987,157

Selling expenses                         1,125,884            13,128
General and administrative
 expenses                                1,796,032           554,766

Income from operations                  14,167,591         4,419,263

Other income (expenses)
 Interest expense                       (4,937,441)         (566,752)
 Expense related to escrow shares      (11,125,071)         (676,466)
 Rental income, net of outgoings                --            78,691
 Interest income                            43,285            27,397
 Extinguishment of derivative
  liability                              7,046,556                --
 Change in fair value of
  derivative liabilities               (12,770,113)               --
 Cost of private placement             (24,977,114)               --
 Sundry income (expenses)                  (29,293)               --
 Gain on disposal of property                   --            33,069
 Government grant                               --           141,501

Total other income (expenses)          (46,749,191)         (962,560)

(Loss) Income before provision
 for income taxes                      (32,581,600)        3,456,703

Provision for income taxes               2,243,088           105,249

Net (loss) income                      (34,824,688)        3,351,454

Net income allocated to non-
 controlling interest                           --          (351,849)

Net (loss) income allocated to
Sino Clean Energy, Inc.                (34,824,688)        2,999,605

Other comprehensive (loss) income
 Foreign currency translation
  adjustment                                16,344           962,127

Comprehensive (loss) income           $(34,808,344)     $  3,961,732

Weight average number of shares
 -Basic                                 97,929,217        87,169,614
 -Diluted                               97,929,217        88,162,076

(Loss) Income per common share
 - Basic                              $      (0.36)     $       0.03
 - Diluted                            $      (0.36)     $       0.03

                    Sino-Clean Energy, Inc. and Subsidiaries
     Consolidated Statements of Changes in Shareholders' Equity (Deficiency)
                 For the years ended December 31, 2009 and 2008

                                                                  Additional
                                        Common Stock                paid-in          Statutory
                                   Share           Amount           capital           reserve
Balance, January 1, 2008         84,681,750     $     84,682     $  9,153,174      $    348,309
Fair value of shares
 issued for acquisition
 of minority interest             7,500,000            7,500        1,492,500                --
Fair value of warrant
 issued for debt
 issuance fee                            --               --           30,759                --
Fair value of warrant
 issued with
 convertible notes                       --               --        1,335,650                --
Expense related to
 escrow shares                           --               --          676,466                --
Fair value of vested
 stock options                           --               --            8,000                --
Foreign currency
 translation gain                        --               --               --                --
Net income                               --               --               --                --

Balance, December
 31, 2008                        92,181,750           92,182       12,696,549           348,309

Reclassification of
 warrants and conversion
 feature to derivative
 liability                               --               --       (1,335,650)               --
Balance, January 1, 2009
 as adjusted                     92,181,750           92,182       11,360,899           348,309
Fair value of shares
 issued for service               2,333,000            2,333          452,602                --
Common stock issued upon
 conversion of convertible
 notes and accrued
 interest                        13,983,875           13,984        2,396,583                --
Expense related to
 escrow shares                           --               --       11,125,071                --
Net loss                                 --               --               --         1,410,244
Foreign currency
 translation gain                        --               --               --                --

Balance, December
 31, 2009                       108,498,625     $    108,499     $ 25,335,155      $  1,758,553

                    Sino-Clean Energy, Inc. and Subsidiaries
     Consolidated Statements of Changes in Shareholders' Equity (Deficiency)
                 For the years ended December 31, 2009 and 2008

                                                         Accumulated
                                                            other
                                         Retained       comprehensive
                                         earnings           income            Total
Balance, January 1, 2008               $    686,482      $  1,161,098     $ 11,433,745
Fair value of shares issued
 for acquisition of
 minority interest                               --                --        1,500,000
Fair value of warrant issued
 for debt issuance fee                           --                --           30,759
Fair value of warrant issued
 with convertible notes                          --                --        1,335,650
Expense related to escrow shares                 --                --          676,466
Fair value of vested stock options               --                --            8,000
Foreign currency translation gain                --           962,127          962,127
Net income                                2,999,605                --        2,999,605

Balance, December 31, 2008                3,686,087         2,123,225       18,946,352

Reclassification of warrants
 and conversion feature to
 derivative liability                    (3,254,142)               --       (4,589,792)
Balance, January 1, 2009
 as adjusted                                431,945         2,123,225       14,356,560
Fair value of shares issued
 for service                                     --                --          454,935
Common stock issued upon
 conversion of convertible
 notes and accrued interest                      --                --        2,410,567
Expense related to escrow shares                 --                --       11,125,071
Net loss                                (36,234,932)               --      (34,824,688)
Foreign currency
 translation gain                                --            16,344           16,344

Balance, December 31, 2009             $(35,802,987)     $  2,139,569     $ (6,461,211)

                     Sino Clean Energy Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows
                 For the years ended December 31, 2009 and 2008
                       (Amounts expressed in U.S. Dollars)

                                                     Year ended December 31,
                                                     2009              2008
Cash flows from operating activities:
 Net income (loss)                               $(34,824,688)     $  3,351,454
 Adjustments to reconcile net income (loss)
  to cash provided by operating activities:
 Depreciation & amortization                        1,530,238           253,826
 Amortization of discount on
  convertible notes                                 3,942,185           383,490
 Amortization of deferred debt
  issuance costs                                      274,278           114,234
 Fair value of vested stock options                        --             8,000
 Gain on sale of leasehold                                 --           (33,069)
 Fair value of shares issued for services             454,935                --
 Expense related to escrow shares                  11,125,071           676,466
 Cost of private placement                         24,977,114                --
 Change in fair value of
  derivative liabilities                           12,770,113
 Extinguishment of derivative liability            (7,046,556)               --
 Change in operating assets and liabilities:
 Accounts receivable                               (2,755,844)          233,367
 Receipt of government grants                         146,314           264,686
 Inventories                                         (847,541)           (1,282)
 Prepaid inventories                               (3,456,511)               --
 Prepaid expenses                                    (172,669)       (1,059,963)
 Refundable advance                                   731,861                --
 Other receivables                                    (48,598)          154,861
 Tax recoverable                                     (138,495)               --
 Accounts payable and accrued expenses              1,759,335            27,822
 Taxes payable                                      1,271,346           161,226
 Assets on discontinued operation
   Other receivables                                       --           141,795
 Net cash provided by operating activities          9,691,888         4,676,913

Cash flows from investing activities:
 Prepayments and deposits                             265,067                --
 Proceeds from sale of leasehold                           --         1,024,465
 Purchase of property, plant and equipment         (4,654,910)       (6,225,019)
 Net cash used in investing activities             (4,389,843)       (5,200,554)

Cash flows from financing activities:
 Repayment of amount due to a director               (391,583)               --
 Repayment from a director                                 --           370,478
 Advance from a director                                   --            70,000
 Deferred debt issuance costs                              --          (357,753)
 Proceeds from issuance of convertible notes        9,874,370         1,335,650
 Payment of convertible notes                        (400,000)               --
 Net cash provided by financing activities          9,082,787         1,418,375

 Effect of foreign currency translation                 3,420           187,440

Net increase (decrease) in cash
 and cash equivalents                              14,388,252         1,082,174

 Cash and cash equivalents,
  beginning of year                                 3,914,306         2,832,132

 Cash and cash equivalents, end of year          $ 18,302,558      $  3,914,306

Supplemental Disclosure Information
 Interest paid                                   $    640,406      $         --
 Income taxes paid                                  1,161,346            24,760
 Supplemental non-cash investing
  and financing activities
 Conversion of convertible notes and
  accrued interest into common stock                2,410,567                --
 Allocation of derivative liability
  to note discount                                 11,592,000                --
 Cumulative effect of change in accounting
  principle upon adoption of new accounting
  pronouncement on January 1,2009,
  reclassification of warrants and conversion
  feature to derivative liability                   4,589,792                --
 Fair value of warrants and beneficial
  conversion feature related to issuance
  of convertible notes                                     --         1,335,650
 Fair value of warrant issued for
  debt issuance fee                                        --            30,759
 Issuance of common stock for
   minority interest                                       --         1,500,000